Exhibit 99.1

Korn Ferry Completes Acquisition of AMS

Combination Creates a Global Leader in Talent and Organizational Consulting

LOS ANGELES, Sept. 1, 2026 — Korn Ferry (NYSE: KFY) today announced the completion of its acquisition of UK-headquartered AMS from OMERS Private Equity.

As AMS now joins Korn Ferry, it brings together two iconic brands to create a global leader in talent and organizational consulting. And at the heart of this combination is a shared belief: people are the catalyst for organizational success.

Together, Korn Ferry and AMS offer one of the most comprehensive organizational and talent solutions portfolios in the world. The combined firm has nearly 17,000 colleagues in more than 130 offices across the globe, complementary strengths and more expansive industry coverage, with a shared commitment to driving business performance.

AMS brings profound operational capability, delivering technology-enabled talent solutions at scale, supported by long-term contracted client relationships.

In accordance with the terms of the acquisition agreement and in the context of the lock-box structure of the transaction, at the closing, Korn Ferry (i) paid a combination of approximately £473 million and $326 million in cash (as consideration to the sellers, in repayment of AMS’s indebtedness, and in satisfaction of other AMS transaction obligations) and (ii) issued 3,118,628 shares of Korn Ferry common stock to the sellers.

About Korn Ferry

Korn Ferry is a global consulting firm that powers performance. We unlock the potential in your people and unleash transformation across your business—synchronizing strategy, operations, and talent to accelerate performance, fuel growth, and inspire a legacy of change. That’s why the world’s most forward-thinking companies across every major industry turn to us—for a shared commitment to lasting impact and the bold ambition to Be More Than.

As the Official Talent & Organizational Consulting Partner of LA28, Korn Ferry is powering the nearly 5,000 people who power the Olympic Games—bringing in the right talent, building strong leaders, and shaping the structure and culture that will deliver an unforgettable experience for the world.

Korn Ferry Contacts

Media: Dan Gugler

dan.gugler@kornferry.com

Investor Relations: Tiffany Louder

tiffany.louder@kornferry.com

Forward-Looking Statements

Statements in this press release include “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 concerning the transaction. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “estimate,” “may,” “plan,” “outlook,” “project,” “will” or other similar expressions. Such forward-looking statements include, but are not limited to, statements relating the expected benefits of the transaction, including the global leadership position of the combined company, the combined company’s expanded capabilities, transaction synergies, future financial and operating results, and the combined company’s plans, objectives and expectations. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements. Such risks and uncertainties, many of which are outside of the control of Korn Ferry, include, but are not limited to: (1) the ability to successfully integrate the operations and employees of AMS into Korn Ferry; (2) the ability to recognize the anticipated benefits of the transaction which may be affected by, among other things, competition, the ability of Korn Ferry to grow and manage growth profitably, the ability to maintain relationships with clients and suppliers and retain key employees; (3) costs related to the transaction; (4) the possibility that the combined company may be adversely affected by economic, business, and/or competitive factors; and (5) other risks and uncertainties indicated from time to time in filings with the SEC by Korn Ferry. Korn Ferry undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities.